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As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advance America, Cash Advance Centers, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2332639 (I.R.S. Employer Identification Number)

135 North Church Street,
Spartanburg, South Carolina 29306
(864) 342-5600
(Address of Principal Executive Offices)

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. 2004 OMNIBUS STOCK PLAN
(Full Title of the Plan)

William M. Webster, IV
Chief Executive Officer
135 North Church Street
Spartanburg, South Carolina 29306
(864) 342-5600
(864) 515-5603 (facsimile)
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Susan J. Sutherland, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common stock, $.01 par value	4,250,000 shares	$15.00	$63,750,000	$7,504.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Advance America, Cash Advance Centers, Inc. 2004 Omnibus Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on an assumed price of $15.00 per share, which was, on December 15, 2004, determined to be the initial public offering price of the Registrant's common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (a)   The documents containing the information specified in Part I of this registration statement will be delivered to the participants in the Advance America, Cash Advance Centers, Inc. 2004 Omnibus Stock Plan, as required by Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act").

        (b)   Upon written or oral request, Advance America, Cash Advance Centers, Inc. (the "Registrant") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Wayne Chambers, Executive Vice President, Administration, at the address and telephone number on the cover of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this registration statement the following documents filed with the U.S. Securities and Exchange Commission (the "Commission"):

(1)
The Registrant's prospectus, dated December 15, 2004, to be filed with the Commission on or about December 16, 2004 pursuant to Rule 424(b) of the Securities Act, relating to the Registrant's registration statement on Form S-1 (File No. 333-118227) (the "Form S-1"), containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(2)
All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003.

(3)
The description of the Registrant's common stock set forth in the Registrant's registration statement on Form 8-A (File No. 001-32363) filed with the Commission on November 22, 2004 pursuant to Section 12 of the Exchange Act, including any amendment or report that may be filed for purposes of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to make a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director or officer of the corporation (or other enterprise at the direction of the corporation), under certain circumstances, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Section 145 further provides that the indemnification and advancement of expenses provided under it is not exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Seventh of the Registrant's certificate of incorporation provides that it will indemnify its directors to the fullest extent permitted by applicable law and Article Sixth of the Registrant's certificate of incorporation provides that no director shall be liable to it or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law.

        The Registrant's bylaws provide that it will indemnify any and all of its directors and officers, including former directors and officers, including those serving as an officer or director of any corporation at the request of the Registrant, to the fullest extent permitted under an in accordance with the laws of the State of Delaware.

        The Registrant currently maintains liability insurance for its directors and officers, and the Registrant entered into, and may in the future enter into, indemnification agreements (in the form filed as Exhibit 10.11 to the Form S-1) for the benefit of its directors and certain of its officers. In connection with the Registrant's initial public offering of its common stock, the Registrant has obtained additional liability insurance for its directors and officers. Such insurance is available to the Registrant's directors and officers in accordance with its terms.

        These indemnification provisions and any indemnification agreements the Registrant has entered into or may enter into in the future between the Registrant and its executive officers and directors may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        Pursuant to the underwriting agreement, dated December 15, 2004, among the Registrant, the selling stockholders named in Schedule I thereto and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Wachovia Capital Markets, LLC, Allen & Company LLC, Stephens Inc., Wells Fargo Securities, LLC, Ferris, Baker Watts, Incorporated, JMP Securities LLC and Thomas Weisel Partners LLC, as representatives of the several underwriters named in Schedule II thereto (the "Underwriters"), in the form filed as Exhibit 1.1 to the Form S-1, the Underwriters have agreed to indemnify our directors, officers, stockholders and persons controlling us, within the meaning of the

Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such Underwriters.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 5 the Registrant's registration statement on Form S-1, File No. 333-118227, filed with the Commission on November 29, 2004).
4.2
Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's registration statement on Form S-1, File No. 333-118227, filed with the Commission on August 13, 2004).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature pages).
99.1
Advance America, Cash Advance Centers, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to Exhibit 10.5(a) to the Registrant's registration statement on Form S-1, File No. 333-118227, filed with the Commission on August 13, 2004).

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on this 16th day of December, 2004.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.
By:	/s/ WILLIAM M. WEBSTER, IV Name: William M. Webster, IV Title: Chief Executive Officer

Power of Attorney

        Each of the undersigned officers and directors of Advance America, Cash Advance Centers, Inc., a Delaware corporation, hereby constitutes and appoints George D. Johnson, Jr., William M. Webster, IV, John T. Egeland and John I. Hill, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign this registration statement and any and all amendments thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things whatsoever that any said attorney-in-fact or agent may deem necessary or advisable to be done or performed in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 16, 2004.

Signature	Title

/s/ GEORGE D. JOHNSON, JR. George D. Johnson, Jr.	Chairman of the Board and Director
/s/ WILLIAM M. WEBSTER, IV William M. Webster, IV	Chief Executive Officer and Director (principal executive officer)
/s/ JOHN T. EGELAND John T. Egeland	President
/s/ JOHN I. HILL John I. Hill	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ CLAIRE L. ARNOLD Claire L. Arnold	Director
/s/ THOMAS E. HANNAH Thomas E. Hannah	Director
/s/ ROBERT H. CHAPMAN, III Robert H. Chapman, III	Director
/s/ W. OLIN NISBET W. Olin Nisbet	Director
/s/ STEPHEN K. BENJAMIN Stephen K. Benjamin	Director

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
Power of Attorney